UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 N. Tustin Avenue Suite 206 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 541-6100
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on March 4, 2013, the Board of Directors of Fresh Start Private Management, Inc., a Nevada corporation (the "Company"), accepted the consent of Lourdes Felix (who is currently the Chief Financial Officer of the Company) and Brady J. Granier to act as members of the Board of Directors. In accordance with a written consent of resolutions of the Board of Directors dated March 4, 2013, Lourdes Felix and Brady J. Granier were duly appointed as a member of the Board of Directors. Therefore, as of the date of this Current Report, the Board of Directors consists of the following members: Dr. Jorge Andrade Jr., Neil Muller, Lourdes Felix and Brady J. Granier.

Biography

Lourdes Felix.  Since October  1, 2012 and as of the date of this Current Report, Ms. Felix is the Chief Financial Officer of the Company.  Ms. Felix has been instrumental in assisting in capital procurement and implementing an audit committee. Ms. Felix is a corporate finance executive offering over fifteen years of combined experience in public accounting and in the private sector in building, leading, and advising corporations through complex restructurings.  She is thoroughly experienced in guiding troubled companies to greater efficiency and profitability. Ms. Felix has acquired expertise in securities laws and knowledge of SOX requirements. She has worked with private and public SEC reporting companies. Ms. Felix was previously the controller for a mid size public accounting firm for over seven years and was responsible for the operations and financial management of regional offices.  Her experience includes a wide variety of industries including advertising, marketing, non-profit organizations, medical practices, mortgage banking, manufacturing and SEC reporting companies.  She has assisted companies with documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls.

Ms. Felix is very active in the Hispanic community and speaks fluent Spanish. Ms. Felix holds a Bachelor of Science degree in Business Management and Accounting from University of Phoenix.

Brady J. Granier.  During the prior twelve years, Mr. Granier has been involved in sales management, media sales and business development. As of the date of this Current Report, Mr. Granier is employed at Clear Channel Media & Entertainment (“CCME”), where he has served in several positions from Account Executive to Director of Business Development and Local Sales Manager. Mr. Granier has also served as the Healthcare Cateogy Manager for the Los Angeles division of CCME, the largest media company in the United States. During his tenure at CCME and other media companies, Mr. Granier worked on marketing campaigns for local businesses and physicians, as well as for National brands such as Neutrogena, New Line Cinema, Paramount Pictures, Samsung, AT&T, Coke, Dr Pepper, Hansen’s, Honda, MGM, Universal Studios and more. He also managed endorsements on the radio for Ryan Seacrest. In 2006, Mr. Granier received the coveted Pinnacle Award from CCME for being the top sales executive in the Western region. While serving as Director of Business Development, Mr. Granier grew new business by 49% in his first year in that role. Mr. Granier currently acts as Local Sales Manager for 98.7 FM and KIIS FM in Los Angeles. KIIS FM is currently the highest billing local radio station in the United States.

Mr. Granier was born and raised in the heart of Cajun Country in Southeast Louisiana where he starting working at the age of eleven to help support his single mother and younger brother. After graduating with honors from high school, Mr. Granier attended college at Nicholls State University in Thibodaux, LA. Mr. Granier earned his Bachelor of Science Degree in Nursing in 1995 and was a member of Sigma Theta Tau Honor Society and Phi Kappa Theta. During his nursing career, Mr. Granier specialized in the critical care areas of ER/ICU/CCU and CICU. He also moonlighted as a home health nurse, critical care air transport nurse, and TV studio set medic. In 1996, Mr. Granier moved to California as a travel nurse and spent most of his remaining years in healthcare as the charge nurse in the emergency room at White Memorial Hospital in downtown Los Angeles. Mr. Granier continues to reside in the Los Angeles area with his family. Mr. Granier has also been a volunteer with Big Brothers of America.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.
DATE: March 7, 2013	/s/ Dr. Jorge Andrade Name: Dr. Jorge Andrade Title: Chief Executive Officer/Secretary